Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3MEF and related Prospectus Supplement of PharmaCyte Biotech Inc. incorporated by reference in this Registration Statement. We also consent to the incorporation by reference of our report dated August 9, 2021, relating to the consolidated financial statements, which appears in PharmaCyte Biotech Inc.'s Annual Report on Form 10-K for the year ended April 30, 2021, filed with the Securities and Exchange Commission.

ArmaninoLLP

San Jose, California

August 19, 2021